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                                 I. INTRODUCTION

The TCW Group, Inc. is the parent of several companies which act as investment adviser or manager of investment companies, corporate pension funds, other institutions and individuals. As used in this Code of Ethics, "TCW" refers to The TCW Group, Inc., all of its subsidiaries and affiliated partnerships that are investment advisers registered with the Securities and Exchange Commission, and Trust Company of the West.

This Code of Ethics is based on the principle that the officers, directors and employees of TCW owe a fiduciary duty to, among others, TCW's clients. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

     . You must at all times place the interests of TCW's clients before your own interests.

     . You must conduct all of your personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

     . You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

     . You should adhere to the principle that information concerning the identity of security holdings and financial circumstances of clients is confidential.

     . You should comply with those applicable laws and TCW policies as issued from time to time applicable to your group.

     . Communications with clients or prospective clients should be candid and fulsome. They should not only be true and complete, but they should not have the effect to mislead or misrepresent. This applies to all marketing and promotional materials.

     .    Independence in investment-decision making should be paramount.

     . Decisions affecting clients are to be made with the goal of providing equitable and fair treatment as among them.

Although it is sometimes difficult to determine what behavior is necessary or appropriate to adhere to these general principles, this Code contains several guidelines for proper conduct. TCW values its reputation for integrity and professionalism. That reputation is the firm's most valuable asset. To that end, actions of employees should be consistent and in furtherance of this reputation. In the end, the

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effectiveness of TCW's policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of TCW's clients, you should consult the General Counsel or Chief Compliance Officer immediately.

                   II. PERSONAL INVESTMENT TRANSACTIONS POLICY

Laws and ethical standards impose on TCW and its employees duties to avoid conflicts of interest between their personal investment transactions and transactions TCW makes on behalf of its clients. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transaction policies are designed to reduce the possibilities for such conflicts and or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as otherwise noted, TCW's restrictions on personal investment transactions apply to all Covered Persons. "Covered Persons" include all TCW directors, officers and employees, except directors who (i) do not devote substantially all working time to the activities of TCW, and (ii) do not have access to information about the day-to-day investment activities of TCW. Every employee should consider himself or herself a Covered Person unless otherwise specifically exempted by the Approving Officers or unless he or she falls within a class exempted by the Approving Officers. This policy governs your investments in securities. "Securities" include any interest or instrument commonly known as a security, including stocks, bonds, shares of mutual funds and other investment companies, options, warrants, financial commodities, other derivative products and interests in privately placed offerings and limited partnerships, including hedge funds.

General Principles Regarding Securities Transactions of Covered Persons and TCW Directors

No Covered Person or TCW director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest:

     . Any security (or related option or warrant) that to his or her knowledge TCW is buying or selling for its clients, until such buying or selling is completed or canceled.

     . Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by TCW for its clients.

The term "beneficial interest" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in securities held in the name of:

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     .    A husband or wife or domestic partner;

     .    A minor child;

     .    A relative or significant other sharing the same house;

     .    Anyone else if the Covered Person:

          (i) obtains benefits substantially equivalent to ownership of the securities;

          (ii) can obtain ownership of the securities immediately or at some future time; or

          (iii) can vote or dispose of the securities.

An example where a Covered Person would have a "beneficial interest" includes trades in a relative's brokerage account if the Covered Person is authorized to do trades for that brokerage account, regardless of whether the Covered Person actually does trades.

If you act as a fiduciary with respect to funds and accounts managed outside of TCW (for example, if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth above. You should review the restrictions on your ability to act as a fiduciary outside of TCW set forth under "Outside Activities -- Outside Fiduciary Appointments."

Preclearance Procedures

Each Covered Person must obtain preclearance for any personal investment transaction in a security if such Covered Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. Preclearance is not necessary for exempt securities or Outside Fiduciary Accounts. "Exempt securities" are securities (or securities obtained in transactions) described in the subsection titled "Securities or Transactions Exempt From Personal Investment Transactions Policy." "Outside Fiduciary Accounts" are certain fiduciary accounts outside of TCW for which you have received TCW's approval to act as fiduciary and which TCW has determined qualify to be treated as Outside Fiduciary Accounts under this Personal Investment Transactions Policy. Separate certification procedures will apply for securities transactions executed on behalf of Outside Fiduciary Accounts in lieu of preclearance.

You must obtain preclearance for all non-exempt securities transactions by completing and signing the Request for Personal Investment Transactions Approval Form provided for that purpose by TCW and by obtaining the signature of the TCW Personal Securities Administrator. You will be required to

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make certain certifications each time you trade a security, including that you have no knowledge that would violate the general trading principles set forth above. The Request for Personal Investment Transactions Approval Form for domestic and foreign preclearance is available on myTCW, TCW's intranet site, in the Compliance Department section under Department Resources.

You must complete an approved securities transaction by the end of the business day following the day that you obtain preclearance. If the transaction is not completed within these time requirements, you must obtain a new preclearance, including one for any uncompleted portion of the transaction. Post-approval is not permitted under this Code of Ethics. If TCW determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code.

Note that preclearance will ordinarily be given on the day you request it if it is received before the daily processing cutoffs at 6:30 am or 10:30 am (Los Angeles time); however if you are in an Asian office, preclearance for these requests will ordinarily be given on the next business day.

Trading Restrictions

In addition to the more general restrictions discussed above, TCW has adopted other restrictions on personal investment transactions.

Remember these are limits on what you can do directly or indirectly, for your own account or for any account in which you my have a "beneficial interest." Except as otherwise noted below, the trading restrictions do not apply to Outside Fiduciary Accounts.

     No Covered Person may:

          .    Enter into an uncovered short sale.

          .    Write an uncovered option.

          .    Acquire any non-exempt security in an initial public offering
               (IPO). (Remember - under NASD rules, you may also be prohibited from participating in any initial equity public offering).

          . Purchase or sell any security that is subject to a firm-wide restriction or a department restriction by his or her department.

          . Have more than four "roundtrip" trades in the TCW Galileo Funds ("Galileo Fund(s)"), other than the Galileo Money Market Fund, in a calendar year. A "roundtrip trade" is any purchase followed by a redemption in any single Galileo Fund. This in effect means

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               that LIFO (last in, first out) applies for matching purposes.
               Also, the dollar amount of the purchase and the redemption need not match or even correlate to one another for there to be a roundtrip trade. Pre-instructed transactions that occur automatically following the instruction ("Auto-Trades"), such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs are not counted as a purchase or sale for the purpose of determining whether a round trip transaction has occurred.

          . Redeem shares of a Galileo Fund within 15 days of the purchase of a share in that Galileo Fund (other than the Galileo Money Market Fund or an Auto-Trade).

          . Make more than one reallocation in the TCW Profit Sharing and Savings Plan (the "TCW 401(k) Plan") per calendar quarter.

          . Make more than one reallocation in the TCW 401(k) Plan within a 15 day period [60 days for Investment Personnel - see below].

Note that the redemption fees imposed by any Galileo Fund will be applicable to transactions in the TCW 401(k) Plan.

     Additionally - No Investment Personnel may:

          . Purchase securities offered in a hedge fund or other private placement (other than those sponsored by TCW) except with the prior approval of the Approving Officers. Contact the Personal Securities Administrator who will coordinate the request for approval. "Investment Personnel" include any portfolio manager or securities analyst or securities trader who provide information or advice to a portfolio manager or who helps execute a portfolio manager's decisions. Because of TCW's portfolio management support structure, securities analysts and securities traders should assume that they are subject to the trading restrictions unless they have received specific confirmation to the contrary from the Chief Compliance Officer. Note that a person's status or duties may change which could result in him or her subsequently being subject to this trading restriction. If you have any questions resulting from such a change, you should consult with the Chief Compliance Officer. "Approving Officers" are (i) one of Alvin Albe or Marc Stern and (ii) one of Michael Cahill or --- Hilary Lord. In considering approval, the Approving Officers will take into consideration whether the investment opportunity you have been offered should be reserved for TCW's clients and whether the opportunity is being offered to you by virtue of your position with TCW. If you or your department want to purchase on behalf of a TCW client the security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, you must first disclose your interest to an Approving Officer.

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               In such event, the Approving Officers will independently review the proposed investment decision. Written records of any such circumstance should be sent to the Personal Securities Administrator.

     Additionally - No Investment Personnel who either manage or otherwise provide advice or execution services for a registered investment company (including the Galileo Funds) may:

          . Profit from the purchase or sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. This applies to any security, whether or not it is held in any client portfolio at TCW. You should also note that this prohibition would effectively limit the utility of options trading and short sales of securities and could make legitimate hedging activities less available. Any profits realized on such short term trades will be subject to disgorgement.

          . Redeem shares of a Galileo Fund within 60 days of the purchase of a share in that Galileo Fund (other than the Galileo Money Market Fund or an Auto-Trade).

          . Make more than one reallocation in the TCW 401(k) Plan within a 60 day period.

     Additionally - No portfolio manager may:

          . Purchase or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days before that security is bought or sold on behalf of any TCW client for which the portfolio manager serves as portfolio manager. Violation of this prohibition will require reversal of the transaction and any resulting profits will be subject to disgorgement.

          . Purchase any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is sold or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is bought on behalf of any TCW client for which the portfolio manager serves as portfolio manager. In addition, any portfolio manager who manages a registered investment company may not purchase or sell any security for his or her own account or any Outside Fiduciary Account for the period of seven days after that security is bought or sold on behalf of registered investment company for which the portfolio manager serves as investment manager. Violation of these prohibitions will require reversal of the transaction and any resulting profits will be subject to disgorgement.

          . Invest in any mutual fund for which he or she acts as a portfolio manager except through a Galileo Fund.

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Any profits required to be disgorged will be given to a charity under TCW's direction.

Securities or Transactions Exempt From Personal Investment Transactions Policy

The following securities or transactions are exempt from some aspects of the personal investment transactions policy:

     (a)  U.S. Government Securities.
     (b)  Bank Certificates of Deposit.
     (c)  Bankers' Acceptances.
     (d) Commercial Paper or other high quality short-term debt instruments (investment grade, maturity not greater than thirteen months).
     (e) Shares in open-end investment companies (mutual funds) [Portfolio Managers note prohibition above].
     (f) Securities purchased on behalf of a Covered Person for an account over which the Covered Person has no direct or indirect influence or control.
     (g)  Securities purchased through an automatic dividend reinvestment plan.
     (h) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
     (i) Stock index futures and nonfinancial commodities (e.g., pork belly contracts).
     (j) Interests in TCW-sponsored limited partnerships or other TCW-sponsored private placements.
     (k) Securities acquired in connection with the exercise of an option. However, if cash is received in connection with the exercise of the option, the transaction must be pre-cleared. The purchase or writing
          (sale) of an option is not an exempt transaction.

The following reference table summarizes the pre-clearance and reporting requirements for exempt securities or transactions.

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
-------------------------------------------------------------------------------------------------------------------------
                                                                                 Reporting on        Reporting on Initial
         Type of Exempt Securities or Transactions           Pre-clearance     Quarterly Reports       or Annual Report
-------------------------------------------------------------------------------------------------------------------------
U.S. Government Securities.                                        No                 No                      No
-------------------------------------------------------------------------------------------------------------------------
Bank Certificates of Deposit.                                      No                 No                      No
-------------------------------------------------------------------------------------------------------------------------
Bankers' Acceptances.                                              No                 No                      No
-------------------------------------------------------------------------------------------------------------------------
Commercial Paper or other high quality short-term debt             No                 No                      No
instruments (investment grade, maturity not greater than
thirteen months).
-------------------------------------------------------------------------------------------------------------------------
Shares in open-end investment companies (mutual funds).            No         Only shares of the     Only shares of the
                                                                              Galileo Funds          Galileo Funds
                                                                              (exclusive of the      (exclusive of the
                                                                              Galileo Money Market   Galileo Money Market
                                                                              Fund).                 Fund).
-------------------------------------------------------------------------------------------------------------------------
Securities purchased on behalf of a Covered Person for an          No                 No                      No
account over which the Covered Person has no direct or
indirect influence or control.
-------------------------------------------------------------------------------------------------------------------------
Securities purchased through an automatic dividend                 No                 Yes                     Yes
reinvestment plan.
-------------------------------------------------------------------------------------------------------------------------
Security purchases effected upon the exercise of rights            No                 Yes                     Yes
issued by the issuer pro rata to all holders of a class
of its securities, to the extent such rights were
acquired from such issuer, and sales of such rights so
acquired.
-------------------------------------------------------------------------------------------------------------------------
Stock index futures and nonfinancial commodities.                  No                 No                      No
-------------------------------------------------------------------------------------------------------------------------
Interests in TCW-sponsored limited partnerships or other           No                 No                      No
TCW-sponsored private placements.
-------------------------------------------------------------------------------------------------------------------------
Securities acquired in connection with the exercise of an   No, unless cash      Yes, security                Yes
option.                                                     received in        received must be
                                                            connection with        reported.
                                                            exercise of the
                                                            option.
-------------------------------------------------------------------------------------------------------------------------

Personal investment transactions in exempt securities are still subject to TCW's policy on inside information.

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Accounts in which Galileo Funds are to be Held

All purchases and redemptions by Covered Persons of any Galileo Fund are to be done exclusively through a "TCW Account." A "TCW Account" means (a) an account maintained at TCW through the Private Client Services Department ("PCS"), or (b) an account maintained directly with the Galileo Funds' transfer agent (PFPC, Inc.) and (c) in the case of an Individual Retirement Account ("IRA"), through an IRA established through PCS where Mellon Bank, N.A., is the custodian. Transactions in the Galileo Money Market Funds and redemptions (but not purchases) of shares of the Galileo Funds out of existing third party accounts currently held are excepted from this requirement, but only if the accounts are direct accounts and not omnibus accounts. A direct account is that which specifically identifies the beneficial owner with the Galileo Funds' transfer agent.

Reporting of Transactions

I.   Covered Persons

Quarterly Reports. All Covered Persons must file with the Personal Securities Administrator quarterly reports of personal investment transactions (including transactions in the Galileo Funds) by the 10th day of January, April, July and October or, if that day is not a business day, then the first business day thereafter. See the above chart for a list of the personal securities transactions a Covered Person must report. Every Covered Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report. You are charged with the responsibility for making the quarterly reports. Any effort by TCW to facilitate the reporting process does not change or alter that responsibility.

The report must be on the form provided by TCW. Since the form may change over time, you should see the form posted on myTCW in the Compliance Department section under Department Resources.

Broker Statements and Trade Confirmations. All Covered Persons are required to direct brokers of accounts in which they have a beneficial interest to supply to TCW, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements. This requirement does not apply to Outside Fiduciary Accounts, to accounts that hold only third party mutual funds or to TCW Accounts that exclusively hold shares of the Galileo Funds. To maximize the protection of your privacy, you should direct your brokers to send this information to:

               Trust Company of the West
               P.O. Box 71940
               Los Angeles, CA 90017

II. Officers and Directors of TCW Investment Management Company, the Galileo Funds and CVT, and All TCW Investment Personnel

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Officers of TCW Investment Management Company, the Galileo Funds and CVT, and
all TCW Investment Personnel are required to file the following reports in addition to those above.

Initial Holdings Reports. All TCW Investment Personnel and "Access Persons" are required to submit an Initial Holdings Report listing all securities in which the person has a beneficial interest within 10 days of becoming either TCW Investment Personnel or an "Access Person." See the above chart for the list of securities which do not have to be reported. An "Access Person" means Director, President, Executive Vice President, Managing Director or Senior Vice President of TCW Investment Management Company (the investment adviser to registered investment companies) or any officer or interested Director of the Galileo Funds or CVT.

Annual Holdings Reports. All TCW Investment Personnel and "Access Persons" are required to file an Annual Holdings Report which provides a listing of all securities in which the person a beneficial interest as of December 31 of the preceding year. See the above chart for the list of securities which do not have to be reported.

See the reference table below for a summary of different reporting forms required to be filed.

                     REPORTING REQUIREMENTS REFERENCE TABLE

--------------------------------------------------------------------------------
If you are a "Covered Person"             Then you must file:
[all TCW directors, officers and          (1)  Personal Investment Transactions
employees].                                    Approval Form prior to trading;

                                          (2)  Quarterly Reports;

                                          (3)  Broker Statements and Trade
                                               Confirmations; and

                                          (4)  an Annual Compliance
                                               Certification.

--------------------------------------------------------------------------------

If you are considered TCW "Investment     In addition to the requirements for
Personnel" [portfolio manager,            "Covered Person", you must file:
securities analyst or a securities        (1)  an Initial Holdings Report; and
trader].                                  (2)  an Annual Holdings Report.

--------------------------------------------------------------------------------

If you are an "Access Person" of TCW      In addition to the requirements for
Investment Management Company             "Covered Person", you must file:
[Director, President, Executive Vice      (1)  an Initial Holdings Report; and
--------------------------------------------------------------------------------

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President, Managing Director or Senior    (2)  an Annual Holdings Report.
Vice President] or the Galileo Funds or
CVT [any officer or interested
Director].
--------------------------------------------------------------------------------

If you have any questions about the Personal Investment Transactions Policy, call the TCW Personal Securities Administrator, Hilary Lord or Michael Cahill.

                    III. POLICY STATEMENT ON INSIDER TRADING

The professionals and staff of TCW occasionally come into possession of material, non-public information (often called "inside information "). Various federal and state laws, regulations and court decisions, as well as general ethical and moral standards, impose certain duties with respect to the use of this inside information. The violation of these duties could subject both TCW and the individuals involved to severe civil and criminal penalties and the resulting damage to reputation. SEC Rules adopted in 2000 provide that any purchase or sale of a security while "having awareness" of inside information is illegal without regard to whether the information was a motivating factor in making a trade. TCW views seriously any violation of this policy statement. Violations constitute grounds for disciplinary sanctions, including dismissal.

Within an organization or affiliated group of organizations, courts may attribute one employee's knowledge of inside information to another employee or group that later trades in the affected security, even if there had been no actual communication of this knowledge. Thus, by buying or selling a particular security in the normal course of business, TCW personnel other than those with actual knowledge of inside information could inadvertently subject TCW to liability. Alternatively, someone obtaining inside information in a legitimate set of circumstances may inadvertently restrict the legitimate trading activities of other persons within the company.

The risks in this area can be significantly reduced through the conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department (so-called "Chinese Walls "). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to TCW and its personnel, while providing flexibility to carry on TCW's investment management activities on behalf of our clients.

See the attached Reference Table if you have any questions on this Policy or who to consult in certain situations. Please note that references in this Policy to the General Counsel and Chief Compliance Officer include persons who they have authorized in their respective departments to handle matters under this Policy.

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TCW Policy on Insider Trading

Trading Prohibition - No officer, director or employee of TCW may buy or sell a security, including bonds, convertible securities, options, or warrants in a company, either for themselves or on behalf of others, while in possession of material, non-public information about the company. This means that you may not buy or sell securities for yourself or anyone, including your spouse, a relative, friend, or client and you may not recommend that anyone else buy or sell a security of a company on the basis of inside information regarding that company.

Communication Prohibition - No officer, director or employee of TCW may communicate material, non-public information to others who have no official need to know. This is known as "tipping," which is also a violation of the insider trading laws, even if the "tipper" did not personally benefit. Therefore, you should not discuss such information acquired on the job with your spouse or with friends, relatives, clients, or anyone else outside of TCW except on a need-to-know basis relative to your duties at TCW. If you convey material non-public information to another person, even inadvertently, it is possible that the other person, if he or she trades on such information would violate insider trading laws. This is known as "tippee liability." You should remember that you may obtain material, non-public information about entities sponsored by TCW, like its mutual funds, and it is illegal to communicate such information in violation of TCW's policies.

What is Material Information?

Information is "material" when a reasonable investor would consider it important in making an investment decision. Generally, this is information whose disclosure could reasonably be expected to have an effect on the price of a company's securities. The general test is whether a reasonable investor would consider it important in deciding whether or not to buy or sell a security in the company. The information could be positive or negative.

Whether something is material must be evaluated relative to the company in whose securities a trade is being considered -- a multi-million dollar contract may be immaterial to Boeing but material to a smaller capitalization company. Some examples of material information are: dividend changes; earnings results; changes in previously released earnings estimates; significant merger, joint venture or acquisition proposals or agreements; stock buy back proposals; tender offers; rights offerings; new product releases or schedule changes; significant accounting write-offs or charges; credit rating changes; changes in capital structure (e.g. stock splits); accounting changes; major technological discoveries or breakthroughs; major capital investment plans; major contract awards or cancellations; governmental investigations; major litigation or disposition of litigation; liquidity problems; and extraordinary management developments or changes.

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Material information may also relate to the market for a company's securities.
Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, pre-publication information regarding reports to be issued in the financial press may also be deemed material. For example, the Supreme Court upheld the criminal convictions of insider traders who capitalized on pre-publication information about the Wall Street Journal's "Heard on the Street" column.

Since there is no clear or "bright line" definition of what is material, assessments sometimes require a fact specific inquiry. For this reason, if you have questions about whether information is material, please direct them to the [Director of Research or your Department Head and, if further inquiry is desired or required, the General Counsel or the Chief Compliance Officer.

What is Non-Public Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape", release by Standard & Poors or Reuters or publication in the Wall Street Journal or some other publication of general circulation. Information remains non-public until a reasonable time elapses after it is disseminated. While there is no specific rule, generally trading 24 hours after the public dissemination of information would not be prohibited (though the wait period may be shorter where a press release is involved).

What are Some Examples of How TCW Personal Could Obtain Inside Information and What You Should Do in These Cases ?

In the context of TCW's business, the following are some examples of how a person could come into possession of insider information:

(a) Board of Directors Seats or Observation Rights

     TCW officers, directors and employees are sometimes asked to sit or act as an observer on the Board of Directors of public companies - sometimes in connection with their duties at TCW and sometimes not. These public companies will generally have restrictions on their Board members' or observers' trading in the companies' securities except during specified "window periods" following the public dissemination of financial information. As noted elsewhere in the Code of Ethics, service as a director of a non-TCW company requires approval and, if approval is

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     given, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest or insider trading, such as Chinese Wall procedures or placing the securities on a restricted list. Anyone who desires to serve on a Board of Directors or as a Board Observer should contact the Personal Securities Administrator who will obtain any necessary approvals and notify the Legal Department so that the appropriate Chinese Wall and/or restricted securities listing can be made.

     Cases of fund managers sitting on Boards of public companies have been highlighted in the press and have underlined that the effect of inadequate safeguards could be to inadvertently render securities "illiquid" in the hands of TCW. In order to mitigate against this risk, anyone sitting on a board of public company should consider the Chinese Wall Procedures below as applicable to them and should abide by them. If the Board seat is held in connection with TCW clients and there is some legitimate need to communicate the information, it may be done within the confines and procedures set forth in the Chinese Wall memorandum and procedures. The Compliance Officer, General Counsel or attorney for the applicable strategy should be contacted if there are any questions.

     Portfolio Managers sitting on Boards of public companies in connection with an equity position that they manage should be mindful of SEC filing obligations under Section 16 of the Securities Act of 1934 as well as the possibility of being required to give back profits (or so called "short swing profits") on purchases and sales of shares held in client accounts within a 6-month period. Similar concerns arise in the context of companies where there is an intent to control or there is an arrangement with others to attempt to influence or control a public company. The product attorney should be consulted in these situations and outside counsel should be involved as necessary.

(b) Deal-Specific Information

     Under certain circumstances, an employee may receive insider information for a legitimate purpose in the context of a transaction in which a TCW entity or account is a potential participant or in the context of forming a confidential relationship. This "deal-specific information" may be used by the department to which it was given for the purpose for which it was given. Generally, if a confidentiality agreement is to be signed, it should be assumed that insider information is included. However, even in the absence of a confidentiality agreement, insider information may be received where there is an oral agreement or an expectation that you will maintain the information as confidential. In addition, if the persons providing or receiving the information have a pattern or practice of sharing confidences so that the recipient knows or reasonably should know that the provider expects the information to be kept confidential such pattern or practice is sufficient to form a confidential relationship. The SEC rules

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     further provide that there is a presumed duty of trust and confidence when a person receives material non-public information from his or her spouse, parent, child or sibling.

     Material non public or deal-specific information may be given in connection with TCW's making a direct investment in a company in the form of equity or debt; it may also involve a purchase by TCW of a debt or equity security in a secondary transaction or in the form of a participation. This type of situation typically arises in mezzanine financings, loan participations, bank debt financings, venture capital financing, purchases of distressed securities, oil and gas investments and purchases of substantial blocks of stock from insiders. You should remember that even though the investment for which the deal-specific information is being received may not be a publicly traded security, the company may have other classes of publicly traded securities that are publicly traded and the receipt of the information by TCW can affect the ability of other parts of the organization to trade in those securities. For the foregoing reasons, if you are to receive any deal-specific information or material, non-public information on a company with any class of publicly traded securities (whether domestic or foreign), please contact the TCW product attorney for your area, who will then implement the appropriate Chinese Wall and trading procedures.

(c) Creditors' Committees

     On occasion an investment may go into default and TCW is a significant participant. In that case, TCW may be asked to participate on a Creditors' Committee. Creditors' Committees are often involved in intensive negotiations involving restructuring, work-outs, recapitalizations and other significant events that would affect the company and are given access to insider information. TCW's sitting on such a committee could substantially affect its ability to trade in securities in the company and, therefore, before sitting on any official Creditors' Committee, you must first get the approval of the General Counsel or the Chief Compliance Officer and then the appropriate Chinese Wall and trading procedures will be implemented. If you sit on an informal Creditors' Committee, these restrictions may not apply, but you should consult with the attorney for the product area for confirmation.

(d) Information about TCW Products

     Persons involved with the management of limited partnerships, trusts and mutual funds (closed-end and open-end) which themselves issue securities could come into possession of material information about those funds that is not generally known to their investors or the public and that could be considered inside information. For example, plans with respect to dividends could be considered insider information and buying or selling securities in a TCW product with knowledge that there will be an imminent change in dividends would be a violation of the policy. Another example

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     would be if there were to be a large scale buying or selling program or a sudden shift in allocation that was not generally known, this could be considered inside information. Disclosing holdings of the Galileo mutual funds or CVT on a selective basis could be viewed as an improper disclosure of non-public information and should not be done. In the event of inadvertent or non-intentional disclosure of material non-public information, the person making the disclosure should immediately contact the product attorney or General Counsel. This is because TCW will be required to make prompt disclosure as soon as reasonably practicable (but in no event after the later of 24 hours after the disclosure or the commencement of the next day's trading on the New York Stock Exchange).

     TCW currently discloses holdings of the Galileo funds and CVT on a monthly basis beginning on the 15th day following the end of that month (or, if not a business day, the next business day thereafter. Disclosure of these funds' holdings at other times require special confidentiality procedures and must be pre-cleared with the product attorney. Persons involved with management of these funds and, in particular, portfolio managers and investment personnel, but also support and administrative personnel, should be sensitive to the fact that they have access to such information. Department Heads for each product area, the head of mutual funds for TCW and the in-house attorney for the product area are responsible for notifying the Personal Securities Administrator of this type of inside information so she can impose appropriate restrictions, and advise her when the information becomes public or stale, so that the restriction can be removed.

(e) Contacts with Public Companies

     For TCW, contacts with public companies represent an important part of our research efforts. TCW makes investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a TCW employee becomes aware of material, non public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, TCW must make a judgment as to its further conduct. If an issue arises in this area, a research analyst's notes could become subject to scrutiny and they have become increasingly the target of plaintiffs' attorneys in securities class actions.

     This area is one of particular concern to the investment business and, unfortunately, it is one with a great deal of legal uncertainty. In a notable 1983 case, the U.S. Supreme Court recognized explicitly the important role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market. It also recognized that questioning of corporate officers and insiders is an important part of this

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     information gathering process. The Court thus framed narrowly the situations in which analysts receiving insider information would be required to "disclose or abstain" from trading (generally where the corporate insider was disclosing for an improper purpose, such as personal benefit, and the analyst knows it). However, the Securities and Exchange Commission has declared publicly its disfavor with the case and since then has brought enforcement proceedings indicating that they will take strict action against what they see as "selective disclosures" by corporate insiders to securities analysts, even where the corporate insider was getting no personal benefit and was trying to correct market misinformation. Thus, the status of company-to-analyst contacts has been characterized as "a fencing match on a tightrope" and a noted securities professor has said that the tightrope is now electrified.

     Because of this uncertainty, caution is the recommended course of action. If an analyst receives what he or she believes is insider information and if you feel you received it in violation of a corporate insider's fiduciary duty or for his personal benefit, you should make reasonable efforts to achieve public dissemination of the information and restrict trading until then. The Director of Research or your Department Head should be contacted if you have questions or doubts and they will contact the General Counsel or the Chief Compliance Officer if required.

What is the Effect of Receiving Inside Information?

The person actually receiving the inside information is subject to the trading and communication prohibitions discussed above. However, since TCW is a company, questions arise as to how widely that information is to be attributed throughout the company. Naturally, the wider the attribution, the greater the restriction will be on other persons and departments within the company. Therefore, anyone receiving insider information should be aware that the consequences can extend well beyond themselves or even their departments.

In the event of receipt of insider information by an employee, the company will generally (1) establish a Chinese Wall around the individual or a select group or department; and/or (2) place a "firm wide restriction" on securities in the affected company which would bar any purchases or sales of the securities by any department or person within TCW, whether for a client or personal account (absent specific approval from the legal department). In connection with the Chinese Wall protocol, those persons falling within the Chinese Wall would be subject to the trading prohibition and, except for need-to-know communications to others within the Chinese Wall, the communication prohibition discussed above. The breadth of the Chinese Wall and the persons included within it would have to be determined on a case-by-case basis. In these circumstances, the Chinese Wall procedures are designed to "isolate" the inside information and access to it by an individual or select group in order to allow the remainder of the company not to be affected by it. In any case where a Chinese Wall is imposed, the Chinese Wall procedures discussed below must be strictly observed.

Does TCW Monitor Trading Activities?

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The Compliance Department conducts reviews trading in public securities listed on the "Restricted Securities List." The Compliance Department surveys transactions effected by employees and client accounts for the purpose of, among other things, identifying transactions that may violate laws against insider trading and, when necessary, investigating such trades.

Penalties and Enforcement by SEC and Private Litigants

The Director of Enforcement of the SEC has said that the SEC pursues all cases of insider trading regardless of the size of transaction and regardless of the persons involved. Updated and improved detection, tracking and surveillance technique in the past few years have strengthened enforcement efforts by the SEC as well as the stock exchanges. This surveillance is done routinely in many cases or can be based on informants in specific cases.

Penalties for violations are severe for both the individual and possibly his or her employer. These could include:

     .    Giving up all profits made (or losses avoided) trebled.

     .    Fines of up to $1 million

     .    Jail up to 10 years

     .    Civil lawsuits by shareholders of the company in question.

The regulators, the market and TCW view violations seriously.

What You Should do if You do if You Have a Question About Inside Information?

Before executing any trade for yourself or others, including clients of TCW, you must consider whether you have access to material, non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with the attorney responsible for the product area, the General Counsel or the Chief Compliance Officer who will determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted. You should not discuss the information with anyone else within or outside TCW.

TCW's Chinese Wall Procedures

"Before I built a wall I 'd ask to know what was I walling in or walling out." Robert Frost, Mending Wall (1914)

The Securities and Exchange Commission has long recognized that procedures designed to isolate material non-public information to specific individuals or groups can be a legitimate means of

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curtailing attribution of knowledge of this inside information to an entire company. These types of procedures are typical in multi-service broker-dealer investment banking firms and are known as Chinese Wall procedures. In those situations where TCW believes insider information can be isolated, the following Chinese Wall procedures would apply. These Chinese Wall procedures are designed to "quarantine" or "isolate" the individuals or select group of persons within the Chinese Wall.

Identification of the Walled-In Individual or Group

The persons subject to the Chinese Wall procedures will be identified by name or group designation. If the Chinese Wall procedures are applicable simply because of someone serving on a Board of Directors of a public company in a personal capacity, it is likely that the Chinese Wall will apply exclusively to that individual, although in certain circumstances it may be appropriate to expand the wall. Where the information is received as a result of being on a Creditors' Committee, serving on a Board in a capacity related to TCW's investment activities or receipt of deal-specific information, the walled in group will generally refer to the product management group associated with the deal and, in some cases, related groups or groups that are highly interactive with that group. Determination of the breadth of the Chinese Wall is fact-specific and must be made by the attorney for the product area, the General Counsel or the Chief Compliance Officer. Therefore, as noted above, it is important to advise them if you come into possession of material, non-public information.

Isolation of Information

Fundamental to the concept of a Chinese Wall is that the inside information be effectively quarantined to the walled-in group. The two basic procedures that must be followed to accomplish this are as follows:

(a) Restrictions on Communications

     Communications regarding the inside information or the subject company should only be held with persons within the walled-in group on a need-to-know basis or with the General Counsel, attorney for the product area or Chief Compliance Officer. Communications should be discreet and should not be held in the halls, in the lunchroom or on cellular phones. In some cases it may be appropriate to use code names for the subject company as a precautionary measure. If persons outside the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. On occasion, it may be desirable to discuss the matter with someone at TCW outside the group. No such communications should be held without first receiving the prior clearance of the General Counsel, attorney for the product area or the Chief Compliance Officer. In such case, the person outside the group and possibly his or her entire department, will

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     thereupon be designated as "inside the wall" and will be subject to all the
     Chinese Wall restrictions in this memo.

(b) Restrictions on Access to Information

     The files, computers and offices where confidential information is physically stored should generally be made inaccessible to persons not within the walled-in group. In certain circumstances, there is adequate and physical segregation of the group whereby access would be very limited. However, in other cases where there is less physical segregation between the group and others, additional precautionary measures should be taken to make sure that any confidential non-public information is kept in files securely and not generally accessible.

Trading Activities by Persons Within the Wall

Persons within the Chinese Wall are prohibited from buying or selling securities in the subject company, whether on behalf of TCW, clients or in personal transactions. This restriction would not apply in the following two cases: (1) Where the affected persons have received deal-specific information, the persons are permitted to use the information to consummate the deal for which it was given; and (2) In connection with a liquidation of a client account in full, the security in the affected account may be liquidated if the client has specifically instructed TCW to liquidate the account in its entirety and if no confidential information has been shared with the client. In this circumstance, TCW would attribute the purchase or sale as having been effected at the direction of the client rather than pursuant to TCW's discretionary authority and TCW would be acting merely in an executory capacity - again, assuming no confidential information has been shared with the client. The liquidating portfolio manager should confirm to the Compliance Department in connection with such a liquidation that no confidential information has been shared with the client.

Note that if the transaction permitted under paragraph (1) is a secondary trade (versus a direct company issuance), counsel should be consulted to determine disclosure obligations to the counterparty of the insider information in our possession.

Termination of Chinese Wall Procedures

When the information has been publicly disseminated and a reasonable time has elapsed, or if the information has become stale, the Chinese Wall procedures with respect to the information can generally be eliminated. This is particularly true where the information was received in an isolated circumstance such as an inadvertent disclosure to an analyst or receipt of deal-specific information. However, persons who by reason of an ongoing relationship or position with the company are more exposed to the receipt of such information on a frequent basis (for example, being a member of the Board of Directors or on a Creditors' Committee) would ordinarily be subject to the Chinese Wall procedures on a continuing basis and may be permitted to trade only during certain "window periods" when the company permits such "access" persons to trade.

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It will be the responsibility of each Group Head to ensure that members of his or her group are abiding by these Chinese Wall procedures in every instance.

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                                 Reference Table

Topic                                  You should contact:

If you have a question about whether   First: The Director of Research or your
information is "material" or           Department Head. If further inquiry is
"non-public"                           needed or desired, the General Counsel or
                                       Chief Compliance Officer

If you wish to take a Board of         The Personal Securities Administrator
Directors seat (Pre-approval is
required)

If you have a question about           TCW attorney responsible for product area
obtaining deal-specific information    or General Counsel or Chief Compliance
(preclearance is required)             Officer.

If you have a question about sitting   General Counsel, TCW attorney responsible
on a Creditors Committee               for the product area or Chief Compliance
(Pre-approval is required)             Officer

If you have a question about whether   Department Head for product area or for
you have received inside information   mutual funds or such group's attorney
on TCW commingled funds (e.g.          (who will notify Personal Securities
partnerships, trusts, mutual funds)    Administrator)

If you have questions about whether    First: The Director of Research or your
you have received material             Department Head. If further inquiry is
non-public information about a         needed or desired, General Counsel or
public company                         Chief Compliance Officer

If you have questions about the        General Counsel or Chief Compliance
Insider Trading Policy in general      Officer

If you need to have a Chinese Wall     TCW Attorney responsible for product
set up                                 area, or General Counsel or Chief
                                       Compliance Officer

If you have questions about who is     TCW Attorney responsible for product
"within" or "outside" a Chinese Wall   area, or General Counsel

If you have questions about the        Personal Securities Administrator
securities listed on the Restricted
Securities List

If you have questions about            TCW Attorney responsible for product
terminating a Chinese Wall             area, or General Counsel or Chief
                                       Compliance Officer

If you want permission to buy or       Personal Securities Administrator who
sell a security listed on the          will contact the attorney who is
Restricted Securities List             responsible for Section 13/16 issues, the
                                       General Counsel or Chief Compliance
                                       Officer

If you have questions about Section    TCW Attorney responsible for Section
13/16 issues                           13/16, or General Counsel or Chief
                                       Compliance Officer

Certain Operational Procedures in Connection With Enforcement of Insider Information and Insider Trading Policies

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The following are certain operational procedures that will be followed to ensure communication of insider trading policies to TCW's employees and enforcement thereof by the Company.

Maintenance of Restricted List

TCW will maintain a list of the securities for which TCW is generally limited firm-wide from engaging in transactions - the Restricted List. This list is maintained by the Personal Securities Administrator, who distributes it to the following personnel in all TCW offices: all traders, portfolio managers, analysts, investment control, securities clearance, as well as certain other individuals. This list is issued whenever there is an addition, deletion or modification, as well as periodically if there have been no changes. In some cases, the list may note a partial restriction, e.g. restricted as to purchase, restricted as to sale, or restricted as to a particular group or person. The Personal Securities Administrator maintains an annotated copy of the list which explains why each item is on it, and has a section giving the history of every item that has been deleted. This Annotated List is distributed to the General Counsel and the Chief Compliance Officer, as well as any additional persons, which either of them may approve.

The Restricted List is updated whenever there is a change, which the Personal Securities Administrator has confirmed should be added with the General Counsel, the Chief Compliance Officer, or the in-house attorney who handles the Section 13/16 issues.

The General Counsel, Chief Compliance Officer or attorney who handles Section 13/16 issues must approve any exemption, which is then documented by the Personal Securities Administrator. The Restricted List includes securities for foreign and domestic public reporting companies where TCW personnel serve as Directors, Board Observers, officers or a member of official Creditors' Committee, where TCW personnel have material, non-public information or have an agreement or arrangement to maintain information as confidential. Once a Company is placed on the Restricted List, any purchase or sale as specified on the list (whether a personal trade or on behalf of a client account) must be cleared with the Personal Securities Administrator (or other member of the Compliance Department) who will consult as appropriate with an attorney in the Legal Department, the General Counsel, or the Chief Compliance Officer. In certain circumstances where a group continuously receives material non-public information as part of its strategy, a global Chinese Wall will be imposed on the Department in lieu of placing all of the issuers for which it has information on the Restricted List.

Consent to Service on Board of Directors and Creditors' Committees

In order to monitor situations where material, non-public information may become available by reason of a board position, employees are required to obtain consent for accepting positions on non-TCW

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boards of directors. Similarly, consent is required for employees to sit on
Creditors' Committees. See "Policy Statement and Procedures on Insider Information and Insider Trading."

                 IV. GIFTS, PAYMENTS, AND PREFERENTIAL TREATMENT

Gifts Received by Employees

No employee should solicit, receive, or participate in any arrangement leading to a gift to himself or herself, relatives, or friends, or any business in which any of them have a substantial interest, in consideration of past, present or prospective business conducted with TCW. As a general rule, you should not accept gifts of more than de minimis value from present or prospective clients, providers of goods or services or others with which TCW has dealings. While there is no absolute definition of de minimis, you should exercise good judgment to assure that no gift that is excessive in value is accepted. You should immediately report any offer of an improper gift to Hilary Lord.

The term "gift" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment events, trips, hotel expenses, excessive entertainment food or beverages, or anything else of value. Gifts to an employee's immediate family are included in this policy. The receipt of cash gifts by employees is absolutely prohibited.

If you believe that you cannot reject or return a gift without potentially damaging friendly relations between a third party and TCW, you should report the gift and its estimated dollar value in writing to Hilary Lord, who may require that the gift be donated to charity.

Gifts and Entertainment Given by Employees

It is acceptable for you to give gifts or favors of nominal value to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment. Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of TCW's business.

Political Contributions

It is the policy of TCW to comply fully with federal and state election campaign laws. You are responsible for monitoring your own political contributions to be certain that they comply with all applicable laws.

Other Codes of Ethics

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You should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client's code of ethics, you should abide by it.

                              V. OUTSIDE ACTIVITIES

Outside Employment

Each employee is expected to devote his or her full time and ability to TCW's interests during regular working hours and such additional time as may be properly required. TCW discourages employees from holding outside employment, including consulting. If you are considering taking outside employment, you must submit a written request to your Department Head. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed. If your Department Head approves your request, it will be submitted to Alvin Albe for final approval.

An employee may not engage in outside employment that: (a) interferes, competes, or conflicts with the interest of TCW; (b) encroaches on normal working time or otherwise impairs performance; (c) implies TCW's sponsorship or support of an outside organization; or (d) reflects directly or indirectly adversely on TCW. Corporate policy prohibits outside employment in the securities brokerage industry. Employees must abstain from negotiating, approving or voting on any transaction between TCW and any outside organization with which they are affiliated, whether as a representative of TCW or the outside organization except in the ordinary course of their providing services for TCW and on a fully disclosed basis.

If you have an approved second job, you are not eligible to receive compensation during an absence from work which is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

Any other outside activity or venture that is not covered by the foregoing, but that may raise questions, should be cleared with Alvin Albe.

Service as Director

No officer, portfolio manager, investment analyst or securities trader may serve as a director or in a similar capacity of any non-TCW company or institution, whether or not it is part of your role at TCW, without prior approval of the Approving Officers. You do not need approval to serve on the board of a private family corporation for your family or any charitable, professional, civic or nonprofit entities that are not clients of TCW and have no business relations with TCW. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as Chinese Wall procedures or placing securities of the company on a

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restricted list. TCW may withdraw approval if senior management concludes that withdrawal is in TCW's interest. Also, if you serve in a director capacity which does not require approval but circumstances later change which would require such approval (e.g. the company enters into business relations with TCW or becomes a client), you must then get approval. See the attached sample of a Report on Outside Directorships which you should use to seek any approval (Exhibit C-F).

Fiduciary Appointments

No employee may accept appointments as executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of the Approving Officers. This policy does not apply to appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity's assets. If TCW grants you approval to act as a fiduciary for an account outside TCW, it may determine that the account qualifies as an Outside Fiduciary Account. Securities traded by you as a fiduciary will be subject to the TCW Personal Investment Transactions Policy.

Compensation, Consulting Fees and Honorariums

If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You should report the amount of this compensation to Alvin Albe. You may not retain compensation received for services on boards of directors or as officers of corporations where you serve in the course of your employment activities with TCW. You may also retain honorariums received by you for publications, public speaking appearances, instruction courses at educational institutions, and similar activities. You should direct any questions concerning the permissible retention of compensation to Alvin Albe.

Participation in Public Affairs

TCW encourages its employees to support community activities and political processes. Normally, voluntary efforts take place outside of regular business hours. If voluntary efforts require corporate time, you should obtain prior approval from Alvin Albe. If you wish to accept an appointive office, or run for elective office, you must first obtain approval from Alvin Albe. You must campaign for an office on your own time and may not use TCW property or services for such purposes without proper reimbursement to TCW.

In all cases, employees participating in political activities do so as individuals and not as representatives of TCW. To prevent any interpretation of sponsorship or endorsement by TCW, you should not use either the TCW name or its address in material you mail or funds you collect, nor,

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except as necessary biographical information, should TCW be identified in any advertisements or literature.

Serving as Treasurer of Clubs, Churches, Lodges

An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with the your personal funds or TCW's funds.

                           VI. OTHER EMPLOYEE CONDUCT

Personal Financial Responsibility

It is important that employees properly manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust. In particular, you are not permitted to borrow from clients, or from providers of goods or services with whom TCW deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

Taking Advantage of a Business Opportunity that Rightfully Belongs to TCW

Employees must not take for their own advantage an opportunity that rightfully belongs to TCW. Whenever TCW has been actively soliciting a business opportunity, or the opportunity has been offered to it, or TCW's funds, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to TCW and not to employees who may be in a position to divert the opportunity for their own benefits.

     Examples of improperly taking advantage of a corporate opportunity include:

     . Selling information to which an employee has access because of his/her position.

     . Acquiring any real or personal property interest or right when TCW is known to be interested in the property in question.

     . Receiving a commission or fee on a transaction which would otherwise accrue to TCW.

     .    Diverting business or personnel from TCW.

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Disclosure of Interest in a Transaction

If you have any interest in a transaction (whether the transaction is on behalf of a client or on behalf of the firm), that interest must be disclosed to the General Counsel or Chief Compliance Officer. Disclosure will allow assessment of potential conflicts of interest and how they should be addressed. You do not need to report any interest that is otherwise reported in accordance with the Personal Investment Transactions Policy. For example, conducting business with a vendor or service provider that is related to your or our family should be disclosed.

Corporate Property or Services

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to TCW, unless approved by Alvin Albe. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes are also prohibited. This would include the use of inside counsel for personal legal advice absent approval from the General Counsel or use of outside counsel for personal legal advice at TCW's expense.

Use of TCW Stationery

It is inappropriate for employees to use official corporate stationery for either personal correspondence or other non-job-related purposes.

Giving Advice to Clients

TCW cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to Michael Cahill. You should also avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, except as may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.

                              VII. CONFIDENTIALITY

All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the organization under any circumstance. One of the most sensitive and difficult areas in TCW's daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by TCW.

Consequently, all employees will be required to sign and adhere to a Confidentiality Agreement.

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                             VIII. EXEMPTIVE RELIEF

The Approving Officers, consisting of (i) one of Alvin Albe or Marc Stern and
(ii) one of Michael Cahill or Hilary Lord, will review and consider any proper request of an Covered Person for relief or exemption from any remedy, restriction, limitation or procedure contained in this Code of Ethics which is claimed to cause a hardship for such Covered Person or which may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis, as the Approving Officers determine. The Approving Officers may also grant exemption from Covered Person status to any person or class of persons it determines do not warrant such status. Under appropriate circumstances, the Approving Officers may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for TCW clients, where the personal transaction would be very unlikely to affect a highly institutional market, where the TCW officer or employee is not in possession of Inside Information, or for other reasons sufficient to satisfy the Approving Officers that the transaction does not represent a conflict of interest, involve the misuse of inside information or convey the appearance of impropriety. The Approving Officers shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. The Approving Officers' decision is solely within their complete discretion.

                                  IX. SANCTIONS

Upon discovering a violation of this Code, TCW may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.

                       X. ANNUAL COMPLIANCE CERTIFICATION

TCW will require all Covered Persons and TCW directors to certify annually that
(i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in this Code.

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                                 CODE OF ETHICS
                             EMPLOYEE CERTIFICATION

          I have read and understand the terms of the Code of Ethics of The TCW Group, Inc. dated April 2004, as amended. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the Code of Ethics.


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(Signature)                                                               (Date)

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(Print name)

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